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                                                                    EXHIBIT 1(g)


                          SHORT-TERM INVESTMENTS CO.

                           CERTIFICATE OF CORRECTION

         SHORT-TERM INVESTMENTS CO., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: This Certificate of Correction is being filed to correct the
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Articles Supplementary of the Corporation which were filed with the State of
Maryland on Monday, November 6, 1995.

     SECOND: The provisions of the Articles Supplementary of the Corporation
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that are being corrected originally read as follows:

     FIRST:  The Board of Directors of the Corporation has adopted a resolution
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     increasing the number of shares of common stock that are classified (but not increasing the aggregate number of authorized shares) into separate classes by:

               classifying an additional three billion
               (3,000,000,000) shares of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of three million dollars ($3,000,000), as Assets
               Portfolio - Cash Management Class Shares;
               and

               classifying an additional three billion
               (3,000,000,000) shares of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of three million dollars ($3,000,000), as Assets
               Portfolio - Private Investment Class Shares.

     ****

            FOURTH: Immediately prior to the filing of these Articles
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     Supplementary, the Corporation had authority to issue 40,000,000,000
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     shares with a par value of $.001 each, and an aggregate par value of forty million dollars ($40,000,000). Of these shares, ten billion (10,000,000,000) shares had been classified as Assets Portfolio Shares, three billion (3,000,000,000) shares had been classified as Prime Portfolio
     - Personal Investment Class Shares, three billion (3,000,000,000) shares had been classified as Prime Portfolio - Private Investment Class Shares, ten billion (10,000,000,000) shares had been classified as Prime Portfolio
     - Institutional Class Shares, three billion (3,000,000,000) shares had been classified as Prime Portfolio - Cash Management Class Shares, and three billion (3,000,000,000) shares had been classified as Prime Portfolio - Resource Class Shares.

          FIFTH:    As of the filing of these Articles Supplementary, the
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     Corporation shall have authority to issue 40,000,000,000 shares with a par value of $.001 each, and an aggregate par value of forty million dollars ($40,000,000). Of these shares, three billion (3,000,000,000) shares are classified as Assets Portfolio - Cash Management Class Shares, three billion (3,000,000,000) shares are classified as Assets Portfolio - Private Investment Class Shares, ten billion (10,000,000,000) shares (including all previously issued and outstanding Assets Portfolio Shares) are classified as Liquid Assets Portfolio, three billion (3,000,000,000) shares have been classified as Prime Portfolio - Personal Investment Class Shares, three billion (3,000,000,000) shares have been classified as Prime Portfolio -Private Investment Class Shares, ten billion (10,000,000,000) shares have been classified as Prime Portfolio - Institutional Class Shares, three billion (3,000,000,000) shares have been classified as Prime Portfolio - Cash Management Class Shares, three billion (3,000,000,000) shares have been classified as Prime Portfolio - Resource Class Shares, and two billion (2,000,000,000) shares remain unclassified.


     THIRD: The foregoing provisions of the Articles Supplementary of the
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Corporation are hereby corrected to read as follows:

     FIRST:  The Board of Directors of the Corporation has adopted a resolution
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     increasing the number of shares of common stock that are classified (but not increasing the aggregate number of authorized shares) into separate classes by:

               classifying an additional three billion
               (3,000,000,000) shares of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of three

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               million dollars ($3,000,000), as Liquid Assets
               Portfolio - Cash Management Class Shares;
               and

               classifying an additional three billion
               (3,000,000,000) shares of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of three million dollars ($3,000,000), as Liquid Assets Portfolio - Private Investment Class Shares.

     ****

            FOURTH: Immediately prior to the filing of these Articles
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     Supplementary, the Corporation had authority to issue 40,000,000,000 shares with a par value of $.001 each, and an aggregate par value of forty million dollars ($40,000,000). Of these shares, ten billion (10,000,000,000)
     shares had been classified as Liquid Assets Portfolio Shares, three billion (3,000,000,000) shares had been classified as Prime Portfolio - Personal Investment Class Shares, three billion (3,000,000,000) shares had been classified as Prime Portfolio - Private Investment Class Shares, ten billion (10,000,000,000) shares had been classified as Prime Portfolio - Institutional Class Shares, three billion (3,000,000,000) shares had been classified as Prime Portfolio - Cash Management Class Shares, and three billion (3,000,000,000) shares had been classified as Prime Portfolio - Resource Class Shares.

          FIFTH:    As of the filing of these Articles Supplementary, the
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     Corporation shall have authority to issue 40,000,000,000 shares with a par value of $.001 each, and an aggregate par value of forty million dollars ($40,000,000). Of these shares, three billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - Cash Management Class Shares, three billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - Private Investment Class Shares, ten billion (10,000,000,000) shares (including all previously issued and outstanding Liquid Assets Portfolio Shares) are classified as Liquid Assets Portfolio Shares, three billion (3,000,000,000) shares have been classified as Prime Portfolio -Personal Investment Class Shares, three billion (3,000,000,000) shares have been classified as Prime Portfolio - Private Investment Class Shares, ten billion (10,000,000,000) shares have been classified as Prime Portfolio - Institutional Class Shares, three billion (3,000,000,000) shares have been classified as Prime Portfolio - Cash Management Class Shares, three billion (3,000,000,000) shares have been classified as Prime

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     Portfolio - Resource Class Shares, and two billion (2,000,000,000) shares remain unclassified.



     The undersigned President acknowledges this Certificate of Correction to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused this Certificate of Correction to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on November 7, 1995.



                                         SHORT-TERM INVESTMENTS CO.


Witness:

/s/ P. Michelle Grace                    /s/ Robert H. Graham
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Assistant Secretary                      President
Phebe Michelle Grace                     Robert H. Graham

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